Microsoft Word 10.0.2627;

FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com


                     MANCHESTER TECHNOLOGIES, INC. ANNOUNCES
                          FISCAL FIRST QUARTER RESULTS


     HAUPPAUGE, NEW YORK - December 11, 2003 - Manchester Technologies Inc. (NASDAQ NM: MANC), a leading computer and network solutions provider and display technology distributor, today announced financial results for its first fiscal quarter ended October 31, 2003.

     Revenue for the quarter was $74.7 million as compared with $68.3 million for the comparable quarter last year. Earnings for the quarter were $311,000 or $0.04 per diluted share as compared with $158,000 or $0.02 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 8,251,000 and 7,991,000, respectively.

     Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated "We are pleased that we were able to return to profitability in our first quarter of fiscal 2004. We are seeing an increase in IT spending, although the increase has not been continuous. Revenues for the quarter increased as compared to last year. In particular, our service revenues increased by 19% as compared to last year and revenues from our Electrograph subsidiary increased by 23% as compared to last year, with demand for display technology solutions remaining strong. Pricing pressure and competition continue to affect our gross margins and our gross margin percentage decreased as compared to last year. However, on a sequential basis, our gross margin percentage has remained consistent."

     "We remain committed to our strategy of providing business solutions, services, product fulfillment and display technologies that meet all of our customers' needs."

     The Company ended the quarter with cash and cash equivalents of $10.7 million, working capital of $31.1 million, total assets of $77.0 million and shareholders' equity of $44.2 million.






                                    - more -

MANCHESTER TECHNOLOGIES, INC.

Page 2




About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, display technology, custom networking, security, IP telephony, remote management, application development/e-commerce, storage, enterprise and Internet solutions. Manchester offers its customers single-source solutions customized to their information systems needs by integrating its analysis, design and implementation services with hardware, software, networking products and peripherals from leading vendors. In addition, Manchester offers a complete line of products and peripherals for customers' display technology requirements. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com



Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued intense competition in the computer industry, continued deterioration in average selling prices of personal computers and display technologies, a decrease in the growth of the display technology market, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2003, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.










                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                         Three months ended
                                                     October 31,    October 31,
                                                       2003             2002
                                                       ----             ----
Revenue
     Products                                          $70,452         $64,715
     Services                                            4,248           3,570
                                                      --------         -------

                                                        74,700          68,285
                                                       -------          ------
Cost of revenue
     Products                                           62,726          56,918
     Services                                            3,078           2,403
                                                      --------         -------

                                                        65,804          59,321
                                                       -------          ------

     Gross profit                                        8,896           8,964

Selling, general and administrative expenses             8,290           8,840
                                                      --------         -------

     Income from operations                                606             124

Interest and other income (expense), net                   (87)            140
                                                     ----------        -------

     Income before income taxes                            519             264

Income tax provision                                       208             106
                                                      --------         -------

     Net income                                        $   311          $  158
                                                       =======          ======

Net income per share
     Basic                                            $  0.04            $0.02
                                                      =======            =====
     Diluted                                          $  0.04            $0.02
                                                      =======            =====

Weighted average shares outstanding
     Basic                                               7,990           7,990
                                                       =======           =====
     Diluted                                             8,251           7,991
                                                       =======           =====



                            - More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                            October 31, 2003        July 31, 2003
                                                             (Unaudited)            -------------
                                                             -----------
Assets
Current assets:
  Cash and cash equivalents                                          $ 10,667          $ 8,553
  Accounts receivable, net                                             33,671           35,117
  Inventory                                                             8,916            9,605
  Deferred income taxes                                                   603              603
  Prepaid income taxes                                                  1,404            1,704
  Prepaid expenses and other current assets                               429              709
                                                                    ---------         --------

         Total current assets                                          55,690           56,291

Property and equipment, net                                            13,891           13,985
Goodwill, net                                                           6,439            6,439
Deferred income taxes                                                     757              757
Other assets                                                              227              278
                                                                    ---------         --------

Total assets                                                          $77,004          $77,750
                                                                      =======           ======

Liabilities and shareholders' equity
Current liabilities:
  Accounts payable and accrued expenses                               $23,610          $24,752
   Deferred service contract revenue                                      802              666
   Current portion of capital lease obligations                           220              212
                                                                    ---------        ---------

         Total current liabilities                                     24,632           25,630

Deferred compensation payable                                             263              263
Capital lease obligations, net of current portion                       7,864            7,923
                                                                     --------         --------

         Total liabilities                                             32,759           33,816
                                                                      -------          -------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000  shares
   authorized, none issued                                                  -                -
  Common stock, $.01 par value; 25,000  shares
   authorized, 7,990 issued and outstanding                                80               80
  Additional paid-in capital                                           18,942           18,942
  Deferred compensation                                                   (13)             (13)
  Retained earnings                                                    25,236           24,925
                                                                      -------           ------

         Total shareholders' equity                                    44,245           43,934
                                                                      -------           ------

         Total liabilities and shareholders' equity                   $77,004          $77,750
                                                                      =======          =======



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